UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
October 17, 2005

(Date of Earliest Event Reported: October 17, 2005)

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

    On October 17, 2005, our wholly owned subsidiary, El Paso Natural Gas Company (EPNG), announced that it expects its right-of-way agreement across lands held by the United Stated in trust for the Navajo Nation to expire at midnight tonight. EPNG does not expect any interruption in service to its customers. A copy of the press release is attached hereto as Exhibit 99.A and is incorporated herein by this reference.

    As reported in our 2005 1st Quarter report on Form 10-Q for the period ending March 31, 2005 and EPNG’s annual report on Form 10-K for the year ending December 31, 2004, approximately 900 miles of the northern mainline of its pipeline system traverse lands held in trust by the United States for the Navajo Nation. Those lands are the subject of various right-of-way agreements into which the United States has entered with EPNG with the consent of the Navajo Nation.

    Today, those real property agreements expired despite intensive efforts by EPNG for over a year to reach a renewed consent agreement with the Navajo Nation. The future terms of any ultimate consent to be obtained from the Navajo Nation are uncertain.

    Under the expiring consent agreements with the Navajo Nation, EPNG paid approximately $2 million per year to the Nation for a total payment of $29 million over the last 20 years. EPNG has extended an offer that increases compensation to the Nation to approximately $138 million in cash and restricted common stock plus non-cash consideration, including a collaborative project to benefit the Nation, totaling another $60 million, over the next 20 years.

    The Navajo Nation is currently demanding EPNG pay $22 million per year, or $440 million, over the coming 20-year period. The Nation’s position amounts to a demand that EPNG pay $50,000 per acre for a 20-year right-of-way renewal, when the fair market value for a perpetual right-of-way through privately-owned land in the same area runs from $100 to $500 per acre.

    In an effort to resolve the current impasse in the negotiations, EPNG has also filed an application with the Department of the Interior requesting the agency renew our federal right-of-way without tribal consent. (You can access that filing at www.elpaso.com/about/Navajo). Also, because EPNG is not the only pipeline facing this problem, the Energy Policy Act of 2005 includes a provision that calls for a comprehensive study of energy infrastructure rights-of-way on tribal lands. The study is to be conducted jointly by the Departments of Energy and the Interior and must be submitted to the Congress by August 2006.

EPNG does not expect any interruption in service on its northern mainline system arising from these circumstances.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description

99.A	Press Release dated October 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:	/s/ Jeffrey I. Beason
Jeffrey I. Beason
Senior Vice President and Controller
(Principal Accounting Officer)

Dated:  October 17, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.A	Press Release dated October 17, 2005.